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                                                                    EXHIBIT 23.6


                        CONSENT TO SERVE AS A DIRECTOR
                                      OF
                           CAREY INTERNATIONAL, INC.


     If nominated or otherwise chosen to be a director of Carey International, Inc. ("Carey"), I hereby consent to being named in Carey's Registration Statement on Form S-1 as an individual who has agreed to serve in such capacity.


                                     /s/ Nicholas J. St. George
                                     -----------------------------------

Dated:  December 1, 1996